SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported )  April 9, 1997



                 CINCINNATI MICROWAVE, INC.
(Exact name of registrant as specified in its charter)





         Ohio        	            0-13136        		31-0903863
(State or other jurisdiction			(Commission	    (I.R.S. Employer
     of incorporation)         File Number)    Identification No.)



One Microwave Plaza, Cincinnati, Ohio    	          45249-9502
(Address of principal executive office)		          	(Zip Code)



Registrant's telephone number, including area code	    (513) 489-5400

(Former name, former address and former fiscal year, if changed since last report)

Form 8-K						Cincinnati Microwave, Inc.

Item 5.	Other Events

Cincinnati Microwave announced that The Nasdaq Stock Market, Inc. notified the Company that it has delisted the Company's securities from The Nasdaq Stock Market effective April 9, 1997, as a result of the Company's ongoing bankruptcy proceeding and the Company's failure to meet (or present a plan that would remedy such failure within a reasonable period of time) the net tangible assets and minimum bid price requirements set forth in the NASD Marketplace Rules.

The Company is continuing its efforts to find purchasers for its phone and modem businesses, and to determine whether a plan of reorganization is possible. To date, it appears that, even if the Company is able to reorganize and emerge from bankruptcy proceedings, there is little likelihood that any plan of reorganization would provide any value, or more than only minimum value, to its existing shareholders.

Form 8-K 		Cincinnati Microwave, Inc.

Item 7.   Financial Statements and Exhibits

(c) Exhibits.

	99(i) - Press release of Cincinnati Microwave, Inc. dated April 9, 1997.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 9, 1997

CINCINNATI MICROWAVE, INC.



By      ___________
	Kurt H. Stump
	Vice President and Chief Financial Officer/
	Treasurer/Secretary